UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 10, 2013

TRAVELCENTERS OF AMERICA LLC

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001–33274	20–5701514
(Commission File Number)	(IRS Employer Identification No.)

24601 Center Ridge Road, Westlake, Ohio	44145
(Address of Principal Executive Offices)	(Zip Code)

440–808–9100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8—K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a—12 under the Exchange Act (17 CFR 240.14a—12)

☐    Pre–commencement communications pursuant to Rule 14d—2(b) under the Exchange Act (17 CFR 240.14d—2(b))

☐    Pre–commencement communications pursuant to Rule 13e—4(c) under the Exchange Act (17 CFR 240.13e—4(c))

Item 1.01  Entry Into a Material Definitive Agreement.

On December 10, 2013, TravelCenters of America LLC, or we, us or our, entered into an underwriting agreement with Citigroup Global Markets Inc., RBC Capital Markets, LLC and UBS Securities LLC, as the representatives of the several underwriters named therein (collectively, the “Underwriters”), relating to the issuance and sale by us of 6,500,000 of our common shares at a public offering price of $9.25 per share in an underwritten public offering. Pursuant to the underwriting agreement and as part of the offering, we granted the Underwriters a 30-day option to purchase up to an additional 975,000 of our common shares.

Certain of the Underwriters have performed commercial banking, investment banking and advisory services for us from time to time, for which they have received customary fees and reimbursement of expenses. The Underwriters may, from time to time in the future, engage in transactions with and perform services for us in the ordinary course of their business, for which they may receive customary fees and reimbursement of expenses. In addition, affiliates of some of the Underwriters are lenders, and in some cases agents or managers for the lenders, under our credit facility.

The above description of the underwriting agreement is only a summary, is not complete and is qualified in its entirety by reference to the full text of the underwriting agreement, a copy of which is filed as Exhibit 1.1 hereto and incorporated by reference herein.

Item 8.01  Other Events.

On December 16, 2013, we completed the sale of 6,500,000 of our common shares to the Underwriters pursuant to the underwriting agreement referred to in Item 1.01 of this Current Report on Form 8-K. After deducting underwriting discounts and commissions, we received proceeds of approximately $57.0 million, before expenses, from the sale of those shares.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

1.1                               Underwriting Agreement dated December 10, 2013, among TravelCenters of America LLC and Citigroup Global Markets Inc., RBC Capital Markets, LLC and UBS Securities LLC, as representatives of the several underwriters named therein

5.1                               Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, as to the validity of the securities being offered

23.1        Consent of Skadden, Arps, Slate, Meagher & Flom LLP (contained in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVELCENTERS OF AMERICA LLC

	By:	/s/ Andrew J. Rebholz
Andrew J. Rebholz
Executive Vice President, Chief Financial Officer and Treasurer

Date: December 16, 2013

EXHIBIT INDEX

Exhibit	Description

1.1

Underwriting Agreement dated December 10, 2013, among TravelCenters of America LLC and Citigroup Global Markets Inc., RBC Capital Markets, LLC and UBS Securities LLC, as representatives of the several underwriters named therein

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, as to the validity of the securities being offered

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (contained in Exhibit 5.1)